EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results For Fourth Quarter of 2021

BIRMINGHAM, Ala., Jan. 24, 2022 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter and year ended December 31, 2021.

Fourth Quarter 2021 Highlights:

  Diluted earnings per share were $0.99 for the fourth quarter of 2021, a 5% increase over the fourth quarter of 2020. Excluding the impact of core system conversion expenses recognized during the fourth quarter of 2021, diluted earnings per share were $1.03, an increase of 10% over the fourth quarter of 2020
  Diluted earnings per share were $3.82 for 2021, a 22% increase over 2020. Excluding the impact of core system conversion expenses, diluted earnings per share were $3.86 for 2021, a 23% increase over 2020
  Total loans grew from $8.5 billion to $9.5 billion, or by 13%, during 2021, and grew $720.1 million, or 32%, annualized, on a linked-quarter basis. Total loans, excluding the impact of Paycheck Protection Program (“PPP”) loan forgiveness, grew $877.7 million, or 41% annualized, during the quarter
  Deposits grew from $9.98 billion to $12.45 billion year-over-year, or 25%, and grew $374 million on a linked-quarter basis, or 12%, annualized
  Book value per share increased to $21.24, a 15% increase year-over-year
  Cash dividend increased from $0.20 to $0.23 per quarter, a 15% increase

Tom Broughton, Chairman, President and CEO, said, “Our strong business development initiatives continue to result in record loan growth and a strong loan pipeline.”

Bud Foshee, CFO, said, “Excellent credit quality and low levels of loan losses are evidence that we will be able to leverage our excess liquidity in a profitable manner. Operating efficiency will continue to be a focus in 2022.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending December 31, 2021	Period Ending September 30, 2021	% Change From Period Ending September 30, 2021 to Period Ending December 31, 2021	Period Ending December 31, 2020	% Change From Period Ending December 31, 2020 to Period Ending December 31, 2021
QUARTERLY OPERATING RESULTS
Net Income	$53,753	$52,499	2%	$50,981	5%
Net Income Available to Common Stockholders	$53,722	$52,499	2%	$50,949	5%
Diluted Earnings Per Share	$0.99	$0.96	3%	$0.94	5%
Return on Average Assets	1.40%	1.50%		1.74%
Return on Average Common Stockholders' Equity	18.75%	18.93%		20.78%
Average Diluted Shares Outstanding	54,493,959	54,477,740		54,273,944

Net income - adjusted for core system conversion
expenses, net of tax*	$56,004	$52,499	7%	$50,981	10%
Net Income Available to Common Stockholders -
adjusted for core system conversion expenses,
net of tax*	$55,973	$52,499	7%	$50,949	10%
Diluted Earnings Per Share - adjusted for core
system conversion expenses, net of tax*	$1.03	$0.96	7%	$0.94	10%
Return on Average Assets - adjusted for core
system conversion expenses, net of tax*	1.46%	1.50%		1.74%
Return on Average Common Stockholders' Equity -
adjusted for core system conversion expenses,
net of tax*	19.54%	18.93%		20.78%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$207,734			$169,569	23%
Net Income Available to Common Stockholders	$207,672			$169,506	23%
Diluted Earnings Per Share	$3.82			$3.13	22%
Return on Average Assets	1.53%			1.59%
Return on Average Common Stockholders' Equity	19.26%			18.55%
Average Diluted Shares Outstanding	54,434,573			54,219,037

Net income - adjusted for core system conversion
expenses, net of tax*	$209,985			$169,569	24%
Net Income Available to Common Stockholders -
adjusted for core system conversion expenses,
net of tax*	$209,923			$169,506	24%
Diluted Earnings Per Share - adjusted for core system
conversion expenses, net of tax*	$3.86			$3.13	23%
Return on Average Assets - adjusted for core
system conversion expenses, net of tax*	1.55%			1.59%
Return on Average Common Stockholders' Equity -
adjusted for core system conversion expenses,
net of tax*	19.47%			18.55%

BALANCE SHEET
Total Assets	$15,448,806	$14,602,228	6%	$11,932,654	29%
Loans	9,532,934	8,812,811	8%	8,465,688	13%
Non-interest-bearing Demand Deposits	4,799,767	4,366,654	10%	2,788,772	72%
Total Deposits	12,452,836	12,078,670	3%	9,975,724	25%
Stockholders' Equity	1,152,015	1,114,293	3%	992,852	16%

* The adjustment for the core system conversion expenses included in the comparative periods presented in this press release are more fully described in "Detailed Financials" and in "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income of $53.8 million and net income available to common stockholders of $53.7 million for the quarter ended December 31, 2021, compared to net income and net income available to common stockholders of $51.0 million and $50.9 million, respectively, for the same quarter in 2020. Basic and diluted earnings per common share were $0.99 for the fourth quarter of 2021, compared to $0.94 for the fourth quarter of 2020.

Annualized return on average assets was 1.40% and annualized return on average common stockholders’ equity was 18.75% for the fourth quarter of 2021, compared to 1.74% and 20.78%, respectively, for the fourth quarter of 2020.

Net interest income was $101.2 million for the fourth quarter of 2021, compared to $96.3 million for the third quarter of 2021 and $92.1 million for the fourth quarter of 2020. The net interest margin in the fourth quarter of 2021 was 2.71% compared to 2.85% in the third quarter of 2021 and 3.27% in the fourth quarter of 2020. Accretion of net fees on PPP loans of $5.1 million during the fourth quarter of 2021 contributed 22 basis points of the loan yield, compared to $5.2 million of PPP loan fee accretion during the third quarter of 2021, or 24 basis points of the loan yield and $7.5 million during the fourth quarter of 2020, or 35 basis points of the loan yield.

Average loans for the fourth quarter of 2021 were $9.06 billion, an increase of $378.9 million, or 17.3% annualized, over average loans of $8.68 billion for the third quarter of 2021, and an increase of $594.4 million, or 7.0%, over average loans of $8.46 billion for the fourth quarter of 2020. Forgiveness of PPP loans during the fourth quarter of 2021 totaled $157.8 million. PPP loans outstanding as of December 31, 2021 were $230.2 million.

Average total deposits for the fourth quarter of 2021 were $12.39 billion, an increase of $897.5 million, or 31.0%, annualized, over average total deposits of $11.49 billion for the third quarter of 2021, and an increase of $2.55 billion, or 25.9%, over average total deposits of $9.84 billion for the fourth quarter of 2020.

Non-performing assets to total assets were 0.09% for the fourth quarter of 2021, a decrease of two basis points compared to 0.11% for the third quarter of 2021 and a decrease of 12 basis points compared to 0.21% for the fourth quarter of 2020. Annualized net charge-offs to average loans were 0.03% for the fourth quarter of 2021, compared to 0.08% and 0.41% for the third quarter of 2021 and fourth quarter of 2020, respectively. The allowance for credit losses for each quarter-end period presented was calculated under the CECL methodology. The allowance for credit losses as a percentage of total loans at December 31, 2021, September 30, 2021 and December 30, 2020 was 1.22%, 1.24% and 1.04%, respectively. Excluding PPP loans, the allowance for credit losses as a percentage of total loans at December 31, 2021, September 30, 2021 and December 31, 2020 was 1.25%, 1.29%, and 1.16%, respectively. We recorded an $8.5 million provision for credit losses in the fourth quarter of 2021 compared to $6.0 million in the third quarter of 2021 and $6.3 million in the fourth quarter of 2020.

Non-interest income decreased $872,000, or 10.6%, to $7.4 million for the fourth quarter of 2021 from $8.2 million in the fourth quarter of 2020. Service charges on deposit accounts decreased $674,000, or 34.2%, to $1.3 million from the fourth quarter of 2020 to the fourth quarter of 2021. Mortgage banking revenue decreased $2.6 million, or 84.6%, to $471,000 from the fourth quarter of 2020 to the fourth quarter of 2021. We started retaining our mortgage loans in the second quarter of 2021 to increase earning assets and use excess liquidity. As of December 31, 2021, we had retained a total of 202 1-4 family mortgages for an aggregate balance of $76.9 million. Net credit card revenue increased $1.3 million, or 141.0%, to $2.2 million during the fourth quarter of 2021, compared to $913,000 during the fourth quarter of 2020. The number of credit card accounts increased approximately 6.4% and the aggregate amount of spend on all credit card accounts increased 36% during the fourth quarter of 2021 compared to the fourth quarter of 2020. Other operating income for the fourth quarter of 2021 increased $1.1 million, or 174.8%, to $1.8 million from $643,000 in the fourth quarter of 2020. We wrote up the value of our interest rate cap by $839,000 during the fourth quarter of 2021 through other income compared to a write down of $61,000 during the fourth quarter of 2020. Increased probabilities of Fed rate increases contributed to the recovery in the fair value of our interest rate cap during the fourth quarter of 2021. Merchant service revenue increased from $168,000 during the fourth quarter of 2020 to $376,000, or 124.1%, during the fourth quarter of 2021.

Non-interest expense for the fourth quarter of 2021 increased $10.3 million, or 36.5%, to $38.5 million from $28.2 million in the fourth quarter of 2020, and increased $4.1 million, or 12.0%, on a linked quarter basis. Salary and benefit expense for the fourth quarter of 2021 increased $2.3 million, or 15.6%, to $17.3 million from $15.0 million in the fourth quarter of 2020, and decreased $692,000, or 3.8%, on a linked quarter basis. Salary expense alone increased 6.2% year over year. We increased our annual incentive accrual based on the increased loan production in 2021 and on final anticipated payouts for 2021 PPP loan originations. Total incentive accruals increased $2.4 million to $4.4 million for the fourth quarter of 2021 compared the same quarter in 2020. The number of FTE employees increased by 9 to 502 at December 31, 2021 compared to 493 at December 31, 2020, and decreased by 16 from the end of the third quarter of 2021. Equipment and occupancy expense increased $230,000, or 8.6%, to $2.9 million in the fourth quarter of 2021, from $2.7 million in the fourth quarter of 2020, and decreased $86,000, or 2.9% on a linked-quarter basis. We moved our office in Nashville, Tennessee in early 2021 to expand our space and improve visibility and we opened our new office in Orlando, Florida in the third quarter of 2021. The linked-quarter decrease is primarily attributable to adjustments of accrued property taxes. Third party processing and other services expense increased $1.4 million, or 42.1%, to $4.9 million in the fourth quarter of 2021, from $3.4 million in the fourth quarter of 2020 and increased $712,000, or 17.2%, on a linked-quarter basis. We increased the number of correspondent banks for which we are processing transactions through the Federal Reserve Bank. Professional services expense decreased $335,000, or 26.8%, to $913,000 in the fourth quarter of 2021, from $1.2 million in the fourth quarter of 2020, primarily due to adjustments in accrued professional services fees during the fourth quarter of 2021. FDIC and other regulatory assessments decreased $324,000 to $1.0 million in the fourth quarter of 2021, from $1.4 million in the fourth quarter of 2020, and decreased $588,000, or 36.1%, on a linked quarter basis. ServisFirst Bank was reclassified as a large financial institution by the FDIC as of September 30, 2021. Other operating expenses for the fourth quarter of 2021 increased $7 million, or 160.7%, to $11.4 million from $4.4 million in the fourth quarter of 2020, and increased $4.9 million on a linked-quarter basis. This increase in other operating expenses includes a $3.0 million charge for expenses associated with the conversion to a new core operating system scheduled to take place in the third quarter of 2022. See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” below for more discussion of these expenses. We invested $24.5 million in a new market tax credit during the fourth quarter of 2021. We wrote down the investment by $3.1 million during the fourth quarter of 2021 as we recognize the tax credits. We decreased our reserve for credit losses on unfunded loan commitments by $1.7 million in the fourth quarter of 2021. The efficiency ratio was 35.47% during the fourth quarter of 2021 compared to 28.11% during the fourth quarter of 2020 and compared to 32.95% during the third quarter of 2021. The efficiency ratio was 32.70% when adjusted for the core system conversion costs discussed above.

Income tax expense decreased $7.0 million, or 47.3%, to $7.8 million in the fourth quarter of 2021, compared to $14.9 million in the fourth quarter of 2020. Our effective tax rate was 12.70% for the fourth quarter of 2021 compared to 22.56% for the fourth quarter of 2020. We recognized an aggregate of $7.4 million in credits during the fourth quarter of 2021 related to investments in new market tax credits. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the fourth quarters of 2021 and 2020 of $363,000 and $170,000, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

During the fourth quarter of 2021, we recorded $3.0 million of expenses associated with our core operating system conversion scheduled to be completed during the third quarter of 2022. The expenses relate to negotiated liquidated damages of our existing system contracts and the procurement of our data from those providers. Financial measures included in this press release that are presented adjusted for these expenses are net income, net income available to common stockholders, diluted earnings per share, return on average assets, return on average common stockholders’ equity and efficiency ratio. Each of these six financial measures excludes the impact of this item, net of tax, and are all considered non-GAAP financial measures. This press release also contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We also include total loans adjusted for the impact of PPP loan activities. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Net income - GAAP	$53,753	$207,734
Adjustments:
Core system conversion expenses	3,007	3,007
Tax on adjustment	(756)	(756)
Adjusted net income - non-GAAP	$56,004	$209,985

Net income available to common stockholders - GAAP	$53,722	$207,672
Adjustments:
Core system conversion expenses	3,007	3,007
Tax on adjustment	(756)	(756)
Adjusted net income available to common stockholders -
non-GAAP	$55,973	$209,923

Diluted earnings per share - GAAP	$0.99	3.82
Adjustments:
Core system conversion expenses	0.05	0.05
Tax on adjustment	(0.01)	(0.01)
Adjusted diluted earnings per share - non-GAAP	$1.03	$3.86

Return on average assets - GAAP	1.40%	1.53%
Net income - GAAP	$53,753	$207,734
Adjustments:
Core system conversion expenses	3,007	3,007
Tax on adjustment	(756)	(756)
Adjusted net income - non-GAAP	$56,004	$209,985
Average assets - GAAP	$15,250,671	$13,555,221
Adjusted return on average assets - non-GAAP	1.46%	1.55%

Return on average common stockholders' equity - GAAP	18.75%	19.26%
Net income available to common stockholders - GAAP	$53,722	$207,672
Adjustments:
Core system conversion expenses	3,007	3,007
Tax on adjustment	(756)	(756)
Adjusted net income available to common stockholders -
non-GAAP	$55,973	$209,923
Average common stockholders' equity - GAAP	$1,136,610	$1,078,075
Adjusted return on average common stockholders' equity -	19.54%	19.47%
non-GAAP

Efficiency ratio	35.47%
Non-interest expense - GAAP	$38,489
Adjustments:
Core system conversion expenses	3,007
Adjusted non-interest expense	35,482
Net interest income plus non-interest income - GAAP	$108,515
Adjusted efficiency ratio - non-GAAP	32.70%

	At December 31, 2021	At September 30, 2021	At June 30, 2021	At March 31, 2021	At December 31, 2020
Book value per share - GAAP	$21.24	$20.56	$19.80	$19.03	$18.41
Total common stockholders' equity - GAAP	1,152,015	1,114,293	1,073,284	1,030,485	992,852
Adjustments:
Adjusted for goodwill and core deposit intangible asset	(13,638)	(13,705)	(13,773)	(13,841)	(13,908)
Tangible common stockholders' equity - non-GAAP	$1,138,377	$1,100,588	$1,059,511	$1,016,644	$978,944
Tangible book value per share - non-GAAP	$20.99	$20.30	$19.55	$18.78	$18.15

Stockholders' equity to total assets - GAAP	7.46%	7.63%	8.13%	8.15%	8.32%
Total assets - GAAP	$15,448,806	$14,602,228	$13,207,319	$12,647,374	$11,932,654
Adjustments:
Adjusted for goodwill and core deposit intangible asset	(13,638)	(13,705)	(13,773)	(13,841)	(13,908)
Total tangible assets - non-GAAP	$15,435,168	$14,588,523	$13,193,546	$12,633,533	$11,918,746
Tangible common equity to total tangible assets - non-GAAP	7.38%	7.54%	8.03%	8.05%	8.21%

Total loans - GAAP	$9,532,934	$8,812,811	$8,649,694	$8,504,980	$8,465,688
Adjustments:
Adjusted to exclude PPP loans	(230,184)	(387,725)	(595,017)	(967,641)	(900,493)
Loans, excluding PPP loans - non-GAAP	$9,302,750	$8,425,086	$8,054,677	$7,537,339	$7,565,195

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Northwest Florida, West Central Florida, Nashville, Tennessee, Atlanta, Georgia, and Charleston, South Carolina.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: the global health and economic crisis precipitated by the COVID-19 outbreak; general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; economic crisis and associated credit issues in industries most impacted by the COVID-19 outbreak, including but not limited to, the restaurant, hospitality and retail sectors; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2021, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	4th Quarter 2021	3rd Quarter 2021	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020
CONSOLIDATED STATEMENT OF INCOME
Interest income	$108,954	$104,236	$102,719	$100,396	$101,065
Interest expense	7,804	7,916	8,051	8,031	8,984
Net interest income	101,150	96,320	94,668	92,365	92,081
Provision for credit losses	8,451	5,963	9,652	7,451	6,283
Net interest income after provision for credit losses	92,699	90,357	85,016	84,914	85,798
Non-interest income	7,365	8,026	9,598	8,463	8,237
Non-interest expense	38,489	34,377	31,309	28,914	28,202
Income before income tax	61,575	64,006	63,305	64,463	65,833
Provision for income tax	7,822	11,507	13,278	13,008	14,852
Net income	53,753	52,499	50,027	51,455	50,981
Preferred stock dividends	31	-	31	-	32
Net income available to common stockholders	$53,722	$52,499	$49,996	$51,455	$50,949
Earnings per share - basic	$0.99	$0.97	$0.92	$0.95	$0.94
Earnings per share - diluted	$0.99	$0.96	$0.92	$0.95	$0.94
Average diluted shares outstanding	54,493,959	54,477,740	54,460,230	54,381,991	54,273,944

CONSOLIDATED BALANCE SHEET DATA
Total assets	$15,448,806	$14,602,228	$13,207,319	$12,647,374	$11,932,654
Loans	9,532,934	8,812,811	8,649,694	8,504,980	8,465,688
Debt securities	1,305,527	984,600	1,013,783	962,129	886,938
Non-interest-bearing demand deposits	4,799,767	4,366,654	3,296,429	3,044,611	2,788,772
Total deposits	12,452,836	12,078,670	10,958,236	10,577,610	9,975,724
Borrowings	64,706	64,701	64,696	64,691	64,748
Stockholders' equity	1,152,015	1,114,293	1,073,284	1,030,485	992,852

Shares outstanding	54,227,060	54,207,147	54,201,204	54,137,650	53,943,751
Book value per share	$21.24	$20.56	$19.80	$19.03	$18.41
Tangible book value per share (1)	$20.99	$20.30	$19.55	$18.78	$18.15

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	2.71%	2.85%	3.06%	3.20%	3.27%
Return on average assets	1.40%	1.50%	1.56%	1.72%	1.74%
Return on average common stockholders' equity	18.75%	18.93%	18.98%	19.83%	20.78%
Efficiency ratio	35.47%	32.95%	30.03%	28.68%	28.11%
Non-interest expense to average earning assets	1.03%	1.01%	1.01%	1.00%	1.00%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	9.95%	10.46%	10.60%	10.73%	10.50%
Tier 1 capital to risk-weighted assets	9.96%	10.47%	10.60%	10.73%	10.50%
Total capital to risk-weighted assets	11.58%	12.18%	12.36%	12.48%	12.20%
Tier 1 capital to average assets	7.39%	7.80%	8.10%	8.25%	8.23%
Tangible common equity to total tangible assets (1)	7.38%	7.54%	8.03%	8.05%	8.22%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2021	December 31, 2020	% Change
ASSETS
Cash and due from banks	$56,934	$93,655	(39)%
Interest-bearing balances due from depository institutions	4,106,790	2,115,985	94%
Federal funds sold	58,372	1,771	3,196%
Cash and cash equivalents	4,222,096	2,211,411	91%
Available for sale debt securities, at fair value	842,570	886,688	(5)%
Held to maturity debt securities (fair value of $466,286 at December 31, 2021 and $250 at December 31, 2020)	462,957	250	NM
Restricted equity securities	7,311	-
Mortgage loans held for sale	1,114	14,425	(92)%
Loans	9,532,934	8,465,688	13%
Less allowance for credit losses	(116,660)	(87,942)	33%
Loans, net	9,416,274	8,377,746	12%
Premises and equipment, net	60,300	54,969	10%
Goodwill and other identifiable intangible assets	13,638	13,908	(2)%
Other assets	429,859	373,256	15%
Total assets	$15,448,806	$11,932,654	29%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$4,799,767	$2,788,772	72%
Interest-bearing	7,653,069	7,186,952	6%
Total deposits	12,452,836	9,975,724	25%
Federal funds purchased	1,711,777	851,545	101%
Other borrowings	64,706	64,748	-%
Other liabilities	67,472	47,785	41%
Total liabilities	14,296,791	10,939,802	31%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
December 31, 2021 and December 31, 2020	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 54,227,060 shares issued and outstanding at December 31, 2021, and 53,943,751 shares issued and outstanding
at December 31, 2020	54	54	-%
Additional paid-in capital	226,397	223,856	1%
Retained earnings	911,008	748,224	22%
Accumulated other comprehensive income	14,056	20,218	(30)%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,151,515	992,352	16%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,152,015	992,852	16%
Total liabilities and stockholders' equity	$15,448,806	$11,932,654	29%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Interest income:
Interest and fees on loans	$100,348	$94,332	$385,721	$362,664
Taxable securities	6,747	6,018	25,413	22,122
Nontaxable securities	47	129	302	739
Federal funds sold	18	5	29	332
Other interest and dividends	1,794	581	4,840	3,165
Total interest income	108,954	101,065	416,305	389,022
Interest expense:
Deposits	6,271	7,853	26,569	45,230
Borrowed funds	1,533	1,131	5,233	5,755
Total interest expense	7,804	8,984	31,802	50,985
Net interest income	101,150	92,081	384,503	338,037
Provision for credit losses	8,451	6,283	31,517	42,434
Net interest income after provision for credit losses	92,699	85,798	352,986	295,603
Non-interest income:
Service charges on deposit accounts	1,297	1,971	6,839	7,528
Mortgage banking	471	3,050	7,340	8,747
Credit card income	2,200	913	7,347	5,916
Securities gains	-	-	620	-
Increase in cash surrender value life insurance	1,630	1,660	6,642	6,310
Other operating income	1,767	643	4,664	1,615
Total non-interest income	7,365	8,237	33,452	30,116
Non-interest expense:
Salaries and employee benefits	17,303	14,970	67,728	61,414
Equipment and occupancy expense	2,910	2,680	11,404	10,070
Third party processing and other services	4,856	3,418	16,362	13,778
Professional services	913	1,248	3,891	4,242
FDIC and other regulatory assessments	1,042	1,366	5,679	4,354
Other real estate owned expense	48	140	868	2,163
Other operating expense	11,417	4,380	27,157	15,490
Total non-interest expense	38,489	28,202	133,089	111,511
Income before income tax	61,575	65,833	253,349	214,208
Provision for income tax	7,822	14,852	45,615	44,639
Net income	53,753	50,981	207,734	169,569
Dividends on preferred stock	31	32	62	63
Net income available to common stockholders	$53,722	$50,949	$207,672	$169,506
Basic earnings per common share	$0.99	$0.94	$3.83	$3.15
Diluted earnings per common share	$0.99	$0.94	$3.82	$3.13

LOANS BY TYPE (UNAUDITED)
(In thousands)

	4th Quarter 2021	3rd Quarter 2021	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020
Commercial, financial and agricultural	$2,984,053	$2,927,845	$3,105,243	$3,323,093	$3,295,900
Real estate - construction	1,103,076	887,938	782,305	666,592	593,614
Real estate - mortgage:
Owner-occupied commercial	1,874,103	1,809,840	1,726,888	1,698,695	1,693,428
1-4 family mortgage	826,765	765,102	707,546	685,840	711,692
Other mortgage	2,678,084	2,357,812	2,262,231	2,068,560	2,106,184
Subtotal: Real estate - mortgage	5,378,952	4,932,754	4,696,665	4,453,095	4,511,304
Consumer	66,853	64,274	65,481	62,200	64,870
Total loans	$9,532,934	$8,812,811	$8,649,694	$8,504,980	$8,465,688

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	4th Quarter 2021	3rd Quarter 2021	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020
Allowance for credit losses:
Beginning balance	$108,950	$104,670	$94,906	$87,942	$92,440
Impact of Adoption of ASC 326	-	-	-	-	(2,000)
Loans charged off:
Commercial financial and agricultural	1,285	1,541	150	477	8,792
Real estate - construction	14	-	-	-	202
Real estate - mortgage	-	208	59	12	-
Consumer	141	86	54	87	38
Total charge offs	1,440	1,835	263	576	9,032
Recoveries:
Commercial financial and agricultural	671	140	298	26	94
Real estate - construction	-	-	2	50	30
Real estate - mortgage	18	4	62	2	114
Consumer	10	8	13	11	13
Total recoveries	699	152	375	89	251
Net charge-offs	741	1,683	(112)	487	8,781
Provision for credit losses	8,451	5,963	9,652	7,451	6,283
Ending balance	$116,660	$108,950	$104,670	$94,906	$87,942

Allowance for credit losses to total loans	1.22%	1.24%	1.21%	1.12%	1.04%
Allowance for credit losses to total average
loans	1.29%	1.26%	1.21%	1.11%	1.04%
Net charge-offs (recoveries) to total average loans	0.03%	0.08%	(0.01)%	0.02%	0.41%
Provision for credit losses to total average
loans	0.37%	0.27%	0.45%	0.35%	0.30%
Nonperforming assets:
Nonaccrual loans	$6,762	$9,145	$12,301	$13,088	$13,973
Loans 90+ days past due and accruing	5,335	5,326	4,888	4,804	4,981
Other real estate owned and
repossessed assets	1,208	2,068	2,039	2,067	6,497
Total	$13,305	$16,539	$19,228	$19,959	$25,451

Nonperforming loans to total loans	0.13%	0.16%	0.20%	0.21%	0.22%
Nonperforming assets to total assets	0.09%	0.11%	0.15%	0.16%	0.21%
Nonperforming assets to earning assets	0.09%	0.11%	0.15%	0.16%	0.22%
Allowance for credit losses to nonaccrual loans	1,725.23%	1,191.36%	850.91%	725.14%	629.37%

Restructured accruing loans	$431	$437	$441	$794	$818

Restructured accruing loans to total loans	-%	-%	0.01%	0.01%	0.01%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	4th Quarter 2021	3rd Quarter 2021	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020
Beginning balance:	$2,893	$2,918	$3,542	$1,433	$2,738
Additions	-	-	-	2,146	-
Net (paydowns) / advances	(303)	(25)	(624)	(37)	(619)
Charge-offs	(14)	-	-	-	(535)
Transfer to OREO	-	-	-	-	(151)
Ending balance	$2,576	$2,893	$2,918	$3,542	$1,433

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	4th Quarter 2021	3rd Quarter 2021	2nd Quarter 2021	1st Quarter 2021	4th Quarter 2020
Interest income:
Interest and fees on loans	$100,348	$96,119	$95,451	$93,803	$94,332
Taxable securities	6,747	6,544	6,315	5,807	6,018
Nontaxable securities	47	62	86	107	129
Federal funds sold	18	4	4	3	5
Other interest and dividends	1,794	1,507	863	676	581
Total interest income	108,954	104,236	102,719	100,396	101,065
Interest expense:
Deposits	6,271	6,581	6,836	6,881	7,853
Borrowed funds	1,533	1,335	1,215	1,150	1,131
Total interest expense	7,804	7,916	8,051	8,031	8,984
Net interest income	101,150	96,320	94,668	92,365	92,081
Provision for credit losses	8,451	5,963	9,652	7,451	6,283
Net interest income after provision for credit losses	92,699	90,357	85,016	84,914	85,798
Non-interest income:
Service charges on deposit accounts	1,297	1,727	1,907	1,908	1,971
Mortgage banking	471	1,423	2,699	2,747	3,050
Credit card income	2,200	2,043	1,912	1,192	913
Securities gains	-	-	620	-	-
Increase in cash surrender value life insurance	1,630	1,671	1,683	1,658	1,660
Other operating income	1,767	1,162	777	958	643
Total non-interest income	7,365	8,026	9,598	8,463	8,237
Non-interest expense:
Salaries and employee benefits	17,303	17,995	16,887	15,543	14,970
Equipment and occupancy expense	2,910	2,996	2,844	2,654	2,680
Third party processing and other services	4,856	4,144	3,946	3,416	3,418
Professional services	913	948	1,107	923	1,248
FDIC and other regulatory assessments	1,042	1,630	1,425	1,582	1,366
Other real estate owned expense	48	123	540	157	140
Other operating expense	11,417	6,541	4,560	4,639	4,380
Total non-interest expense	38,489	34,377	31,309	28,914	28,202
Income before income tax	61,575	64,006	63,305	64,463	65,833
Provision for income tax	7,822	11,507	13,278	13,008	14,852
Net income	53,753	52,499	50,027	51,455	50,981
Dividends on preferred stock	31	-	31	-	32
Net income available to common stockholders	$53,722	$52,499	$49,996	$51,455	$50,949
Basic earnings per common share	$0.99	$0.97	$0.92	$0.95	$0.94
Diluted earnings per common share	$0.99	$0.96	$0.92	$0.95	$0.94

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	4th Quarter 2021		3rd Quarter 2021		2nd Quarter 2021		1st Quarter 2021		4th Quarter 2020
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$9,032,914	4.40%	$8,653,632	4.40%	$8,618,139	4.43%	$8,484,914	4.47%	$8,435,237	4.43%
Tax-exempt (2)	26,148	4.07	26,542	4.05	26,854	4.05	27,592	4.17	29,393	4.16
Total loans, net of
unearned income	9,059,062	4.40	8,680,174	4.39	8,644,993	4.43	8,512,506	4.47	8,464,630	4.43
Mortgage loans held for sale	998	1.99	7,050	1.69	11,470	1.92	13,601	1.94	19,459	1.37
Debt securities:
Taxable	1,134,378	2.38	969,715	2.70	936,863	2.70	878,118	2.65	862,333	2.79
Tax-exempt (2)	9,823	2.36	12,382	2.39	16,872	2.47	21,084	2.43	25,542	2.52
Total securities (3)	1,144,201	2.38	982,097	2.70	953,735	2.69	899,202	2.64	887,875	2.78
Federal funds sold	39,445	0.18	8,551	0.19	8,224	0.20	11,935	0.10	16,306	0.12
Restricted equity securities	873	3.18	-	-	-	-	-	-	-	-
Interest-bearing balances with banks	4,561,662	0.16	3,761,652	0.16	2,790,524	0.12	2,262,233	0.12	1,837,249	0.13
Total interest-earning assets	$14,806,241	2.92	$13,439,524	3.08	$12,408,946	3.32	$11,699,477	3.48	$11,225,519	3.58
Non-interest-earning assets:
Cash and due from banks	79,293		90,034		85,478		71,166		91,258
Net premises and equipment	61,837		62,845		61,240		57,198		56,315
Allowance for credit losses, accrued
interest and other assets	303,300		315,178		320,729		320,407		308,746
Total assets	$15,250,671		$13,907,581		$12,876,393		$12,148,248		$11,681,838

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$1,499,918	0.19%	$1,431,420	0.19%	$1,350,098	0.19%	$1,294,614	0.19%	$1,197,908	0.23%
Savings	123,179	0.18	122,579	0.17	104,283	0.18	93,375	0.18	86,259	0.18
Money market	5,100,192	0.26	5,328,291	0.26	5,321,338	0.26	5,057,828	0.27	4,933,285	0.31
Time deposits	807,342	1.05	806,108	1.15	801,928	1.33	808,561	1.44	810,675	1.59
Total interest-bearing deposits	7,530,631	0.33	7,688,398	0.34	7,577,647	0.36	7,254,378	0.38	7,028,127	0.44
Federal funds purchased	1,608,349	0.21	1,205,327	0.21	970,708	0.22	849,772	0.22	752,765	0.22
Other borrowings	64,704	4.23	64,694	4.23	64,694	4.28	64,689	4.33	64,701	4.41
Total interest-bearing liabilities	$9,203,684	0.34%	$8,958,419	0.35%	$8,613,049	0.37%	$8,168,839	0.40%	$7,845,593	0.46%
Non-interest-bearing liabilities:
Non-interest-bearing
demand deposits	4,856,243		3,800,972		3,154,605		2,923,041		2,812,254
Other liabilities	54,134		48,060		52,027		39,442		48,642
Stockholders' equity	1,121,578		1,078,987		1,038,012		996,741		956,847
Accumulated other comprehensive
income	15,032		21,143		18,700		20,185		18,502
Total liabilities and
stockholders' equity	$15,250,671		$13,907,581		$12,876,393		$12,148,248		$11,681,838
Net interest spread		2.58%		2.73%		2.95%		3.08%		3.12%
Net interest margin		2.71%		2.85%		3.06%		3.20%		3.27%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)	Unrealized losses on available-for-sale debt securities are excluded from the yield calculation.